Exhibit 10.1

BRIDGEPOINT EDUCATION, INC.
2009 STOCK INCENTIVE PLAN
(as amended and restated May 10, 2017)

SECTION 1.	INTRODUCTION.

The Company's Board of Directors originally adopted the Bridgepoint Education, Inc. 2009 Stock Incentive Plan effective upon approval by the Company’s stockholders, which was obtained on March 16, 2009. The Plan was first amended and restated in its entirety effective March 31, 2009. The Plan was again amended and restated in its entirety effective May 13, 2013, which amendment and restatement was subsequently amended on one occasion. The Company now wishes to amend and restate the Plan in its entirety a third time by the adoption of this document.
The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Selected Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Selected Employees to continue to provide services to the Company and to attract new individuals with outstanding qualifications.
The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Stock Grants, Stock Units and Performance Cash.
This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions. Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Stock Option Agreement, SAR Agreement, Stock Grant Agreement, Stock Unit Agreement or Performance Cash Agreement.

SECTION 2.	DEFINITIONS.

(a)“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual's “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(b)“Award” means any award of an Option, SAR, Stock Grant, Stock Unit or Performance Cash under the Plan.

(c)“Board” means the Board of Directors of the Company, as constituted from time to time.

(d)“Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, a program approved by the Committee in which payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price and any applicable tax

Exhibit 10.1

withholding obligations (up to the maximum amount permitted by applicable law) relating to the Option.

(e)“Cause” means, except as may otherwise be provided in a Participant’s employment agreement or applicable Award agreement, any one of the following: (i) a conviction of a Participant for a felony crime or the failure of a Participant to contest prosecution for a felony crime, or (ii) a Participant's misconduct, fraud, disloyalty or dishonesty (as such terms may be defined by the Committee in its sole discretion), or (iii) any unauthorized use or disclosure of confidential information or trade secrets by a Participant, or (iv) a Participant's negligence, malfeasance, breach of fiduciary duties, neglect of duties, or (v) any material violation by a Participant of a written Company or Subsidiary or Affiliate policy or any material breach by a Participant of a written agreement with the Company or Subsidiary or Affiliate, or (vi) any other act or omission by a Participant that, in the opinion of the Committee, could reasonably be expected to adversely affect the Company's or a Subsidiary's or an Affiliate's business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (vi), whether or not a “Cause” event has occurred will be determined by the Committee in its sole discretion and the Committee's determination shall be conclusive, final and binding. For the avoidance of doubt, nothing in this Plan shall prohibit any Participant from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the SEC, Congress, and any agency Inspector General, or from participating in a resulting investigation or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

(f)“Change In Control” means, except as may otherwise be provided in a Participant's employment agreement or applicable Award agreement, any one of the following:

(i)The acquisition by any individual, entity or group (other than the Company or any employee benefit plan of the Company or Warburg Pincus & Co. (and its affiliated entities and investment funds) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities representing more than 50% of the voting securities of the Company entitled to vote generally in the election of directors, determined on a fully-diluted basis (“Company Voting Securities”); provided, however, that such acquisition shall not constitute a Change In Control hereunder if a majority of the holders of the Company Voting Securities immediately prior to such acquisition retain directly or through ownership of one or more holding companies, immediately following such acquisition, a majority of the voting securities entitled to vote generally in the election of directors of the successor entity;

(ii)The sale, transfer or other disposition of all or substantially all of the Company's assets; or
(iii)When a majority of the members of the Board shall not be Company Directors.
A transaction shall not constitute a Change In Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions. In the case of clauses (i) and (ii), a Change In Control shall not be

Exhibit 10.1

deemed to have occurred for purposes of the Plan until the transaction that would otherwise be considered a Change In Control closes. Notwithstanding the foregoing, a Change In Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Code Section 409A unless such Change In Control constitutes a “change in control event” as defined in Code Section 409A.
(g)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h)“Committee” means a committee described in Section 3.

(i)“Common Stock” means the Company's common stock, $0.01 par value per share.

(j)“Company” means Bridgepoint Education, Inc., a Delaware corporation.

(k)“Company Directors” means (i) individuals who as of the Effective Date are members of the Board; (ii) individuals elected as directors of the Company subsequent to the Effective Date for whose election proxies shall have been solicited by the Board; or (iii) any individual elected or appointed to the Board to fill vacancies of the Board caused by death or resignation (but not by removal) or to fill newly created directorships.

(l)“Consultant” means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(m)“Covered Employees” means those persons whose compensation is subject to the deduction limitations of Code Section 162(m).

(n)“Determination Date” means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as “performance-based compensation” under Code Section 162(m).

(o)“Director” means a member of the Board who is also an Employee.

(p)“Disability” means that the Selected Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Selected Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(q)“Effective Date” means May 10, 2017.

(r)“Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

(t)“Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.

(u)“Fair Market Value” means the market price of a Share as determined by the regular session closing price for such stock as reported on the New York Stock Exchange on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported. If the foregoing provision is inapplicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

(v)“Fiscal Year” means the Company's fiscal year.

(w)“Grant” means any grant of an Award under the Plan.

(x)“Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.

(y)“Non-Employee Director” means a member of the Board who is not an Employee.

(z)“Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.

(aa)    “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.

(bb)     “Optionee” means an individual, estate or other entity that holds an Option.

(cc)     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Effective Date shall be considered a Parent commencing as of such date.

(dd)     “Participant” means an individual or estate or other entity that holds an Award.

(ee)    “Performance Cash” means a right to receive a specified amount of cash payable upon the satisfaction of any one or more Performance Goals and/or other conditions (including, without limitation, continued Service through a specified date) as determined by the Committee and set forth in the applicable Performance Cash Agreement.

(ff)    “Performance Cash Agreement” means the agreement described in Section 11 evidencing each Award of Performance Cash.

(gg)    “Performance Goals” means one or more objective measurable performance factors as determined by the Committee with respect to each Performance Period based upon one or more of the

Exhibit 10.1

following: (i) operating income; (ii) earnings before interest or taxes and earnings before interest, taxes, depreciation and amortization; (iii) earnings or net earnings; (iv) cash flow; (v) market share; (vi) net or gross sales or revenue; (vii) expenses or expense reduction; (viii) cost of goods sold; (ix) profit/loss or profit margin, net or gross; (x) working capital; (xi) return on equity or assets; (xii) earnings per share (diluted or basic); (xiii) economic value added, or EVA; (xiv) stock price; (xv) price/earnings ratio; (xvi) debt, or debt-to-equity or debt reduction; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) research or related milestones; (xxiv) business development; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) information technology; (xxix) financings; (xxx) product quality control; (xxxi) management; (xxxii) human resources; (xxxiii) corporate governance; (xxxiv) compliance program; (xxxv) legal matters; (xxxvi) internal controls; (xxxvii) policies and procedures; (xxxviii) accounting and reporting; (xxxix) strategic alliances, licensing and partnering; (xl) site, plant or building development; (xli) customer retention; (xlii) customer satisfaction and/or (xlii) mergers and acquisitions or divestitures; each with respect to the Company and/or one or more Affiliates or operating units as determined by the Committee in its sole discretion. Any such criteria used may be (A) measured in absolute terms, (B) measured in terms of growth, (C) compared to another company or companies, (D) measured against the market as a whole and/or according to applicable market indices, (E) measured against the performance of the Company as a whole or a segment of the Company and/or (F) measured on a pre-tax or post-tax basis (if applicable). Further, any Performance Goals may be used to measure the performance of one or more product lines or specific markets and may be measured relative to a peer group or index. Awards issued to persons who are not Covered Employees may take into account other (or no) factors.

(hh)    “Performance Period” means any one or more periods of time, as determined by the Committee in its sole discretion, within which the Performance Goals applicable to an Award are to be achieved. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.

(ii)     “Plan” means this Bridgepoint Education, Inc. 2009 Stock Incentive Plan as it may be amended from time to time.

(jj)    “Prior Equity Plan” means the Bridgepoint Education, Inc. Amended and Restated 2005 Stock Incentive Plan.

(kk)    “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)) or has taken other action that would constitute a repricing for purposes of the exchange upon which the Shares are then listed).

(ll)    “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.

(mm)    “SEC” means the Securities and Exchange Commission.

Exhibit 10.1

(nn)    “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.

(oo)    “Securities Act” means the Securities Act of 1933, as amended.

(pp)    “Selected Employee” means an Employee, Consultant, Director, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.

(qq)    “Service” means service as an Employee, Director, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant's Service does not terminate if he or she is a common-law employee and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee's Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(rr)    “Share” means one share of Common Stock.

(ss)     “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.

(tt)    “Stock Grant” means Shares awarded under the Plan.

(uu)    “Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Stock Grant.

(vv)    “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.

(ww)    “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(xx)    “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of a Stock Unit.

(yy)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Effective Date shall be considered a Subsidiary commencing as of such date.

Exhibit 10.1

(zz)    “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 3.ADMINISTRATION.

(a)Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board's Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

The Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to qualify as performance-based compensation as provided under Code Section 162(m) (to the extent such Awards are intended to qualify as performance-based compensation). For the avoidance of doubt, to the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Code Section 162(m), the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Code Section 162(m).
The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3 or Code Section 162(m), that may administer the Plan with respect to Selected Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more officers of the Company, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.
Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.
(b)Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:

(i)determining Selected Employees who are to receive Awards under the Plan;

(ii)determining the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii)correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

Exhibit 10.1

(iv)accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)interpreting the Plan and any Award agreements;

(vi)making all other decisions relating to the operation of the Plan; and

(vii)adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as Appendices.

The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons. The Committee's decisions and determinations need not be uniform and may be made selectively among Participants in the Committee's sole discretion. The Committee's decisions and determinations will be afforded the maximum deference provided by law.
(c)Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Stock Option Agreement, SAR Agreement, Stock Grant Agreement, Stock Unit Agreement or Performance Cash Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

SECTION 4.GENERAL.

(a)General Eligibility. Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.

(b)Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Code Section 422(c)(5) are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Code Section 422, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the

Exhibit 10.1

Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.

(c)Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.

(d)Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant's death any vested Award(s) shall be transferred or distributed to the Participant's estate.

(e)Performance Conditions. The Committee may, in its discretion, include performance conditions in an Award. If performance conditions are included in Awards to Covered Employees that are intended to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of Performance Goals that shall be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 4(e), and the provisions of this Section 4(e) shall control over any contrary provisions in the Plan. Any Performance Goals applicable to Stock Grants, Stock Units and/or Performance Cash that are intended to qualify as performance-based compensation under Code Section 162(m) will be set by the Committee on or before the Determination Date. Before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period, the Committee shall certify in writing that the Performance Goals for such Performance Period have been satisfied. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. A Participant will be eligible to receive payment pursuant to an Award intended to qualify as performance-based compensation under Code Section 162(m) for a Performance Period only if the Performance Goals for such period are achieved. To the extent specified at the time of Grant of an Award intended to qualify as performance-based compensation under Code Section 162(m), the Committee may appropriately adjust any evaluation of performance under a Performance Goal to exclude any of the following events that occurs during a Performance Period:

(i)asset write-downs,

(ii)litigation or claim judgments or settlements,

(iii)the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results,

(iv)accruals for reorganization and restructuring programs and

(v)any items that are unusual in nature or infrequently occurring as described in applicable accounting principles and/or in management's discussion and analysis of financial

Exhibit 10.1

condition and results of operations appearing in the Company's annual report for the applicable year.

Notwithstanding satisfaction of any completion of any Performance Goal, the Committee may: (A) reduce (but not increase) the number or amount of Shares, Options, SARs, Stock Units, Performance Cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals on the basis of such further considerations as the Committee in its sole discretion shall determine, (B) determine what actual Award, if any, will be paid in the event of a termination of employment as the result of a Participant's death or disability or upon a Change in Control or in the event of a termination of employment following a Change in Control prior to the end of the Performance Period, and (C) determine what actual Award, if any, will be paid in the event of a termination of employment other than as the result of a Participant's death or disability prior to a Change in Control and prior to the end of the Performance Period to the extent an actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period. With respect to any Awards that are intended to qualify as performance-based compensation under Code Section 162(m), prior to the Determination Date, the Committee will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant. In all other respects, Performance Goals will be calculated in accordance with the Company's financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to or at the time of the issuance of an Award and which is consistently applied with respect to a Performance Goal in the relevant Performance Period. In addition, the Committee will adjust any performance criteria, Performance Goal or other feature of an Award that relates to or is wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, repurchase, recapitalization, combination, or exchange of shares or other similar changes in such stock. Awards with performance conditions that are granted to Selected Employees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m).
To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to Performance Goals and intended to qualify as “performance-based compensation” under Code Section 162(m), within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Code Section 162(m)), the Committee will, in writing, (i) designate one or more Selected Employees to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each such Selected Employee for such Performance Period.
Notwithstanding any other provision of the Plan, any Award which is granted to a Selected Employee and is intended to constitute qualified performance-based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are

Exhibit 10.1

requirements for qualification as qualified performance-based compensation as described in Code Section 162(m), and the Plan will be deemed amended to the extent necessary to conform to such requirements.
(f)No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Option, SAR or Stock Unit until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and has been issued the applicable stock certificate by the Company (or if stock certificates are not issued, the applicable book entry credit or other indicia of ownership has been made by the Company). No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such certificate, book entry credit, or other indicia of ownership is issued, except as expressly provided in Section 12.

(g)Termination of Service. Unless the applicable Award agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant's Service (in all cases subject to the term of the Option or SAR as applicable): (i) if the Service of a Participant is terminated for Cause, then all Options, SARs, unvested portions of Stock Units and unvested portions of Stock Grants shall terminate and be forfeited immediately without consideration; (ii) if the Service of Participant is terminated for any reason other than for Cause, death or Disability, then the vested portion of his/her then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the date of such termination and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination; or (iii) if the Service of a Participant is terminated due to death or Disability, the vested portion of his/her then-outstanding Options/SARs may be exercised within twelve months after the date of termination of Service and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the date of such termination. In the event of a termination of an Employee's Service due to Disability, an unexercised ISO will be treated as an NSO commencing as of one year and one day after such termination. The consequences of a termination of Service on an Award of Performance Cash shall be governed by the applicable Performance Cash Agreement.

(h)Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. If upon a Participant's “separation from service” within the meaning of Code Section 409A, he/she is then a “specified employee” (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such separation from service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant's separation from service, or (ii) ten (10) days after the Company receives notification of the Participant's death. Any such delayed payments shall be made without interest.

Exhibit 10.1

(i)Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant's right to exercise any Option or SAR (or vesting of Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant's outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

(j)Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(k)Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

(l)Liability of Company Plan. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

SECTION 5.SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Sections 5(b), 5(c) and 12, the aggregate number of Shares reserved for Awards under the Plan is 5,366,466, which is the same number of Shares that were reserved but not issued under the Plan as of January 1, 2017. The aggregate number of Shares that may be issued in connection with any single type of Award (NSOs, ISOs, SARs, Stock Grants or Stock Units) under the Plan shall be the same numeric limit set forth in the preceding sentence.

(b)Subject to adjustment as provided in Section 12, the maximum aggregate number of Shares that may be issued under the Plan as set forth in Section 5(a) shall be increased on January 1, 2018 and on each subsequent January 1 through and including January 1, 2027, by a number of Shares (the “Annual Increase”) equal to the lesser of (i) two percent (2%) of the number of Shares issued and outstanding on the immediately preceding December 31, (ii) 1,300,000 Shares, or (iii) an amount determined by the Board.

Exhibit 10.1

(c)Additional Shares. If Awards (including for purposes of this sentence awards outstanding under the Prior Equity Plan after January 1, 2017) are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Awards shall again become available for Awards under the Plan (with the maximum number of Shares added to the Plan pursuant to awards granted under the Prior Equity Plan not to exceed 2,038,683). If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under Section 5(a), as adjusted by Section 5(b), and the balance shall again become available for Awards under the Plan. If a Participant pays the Exercise Price by net exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the maximum number of shares that may be issued under the Plan as set forth in Section 5(a), as adjusted by Section 5(b).

(d)Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Awards.

(e)Share Limits. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to the Company's Covered Employees, then the limits specified below in this Section 5(e) shall be applicable to Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m).

(i)Limits on Options. No Selected Employee shall receive Options to purchase Shares during any Fiscal Year covering in excess of 750,000 Shares.

(ii)Limits on SARs. No Selected Employee shall receive Awards of SARs during any Fiscal Year covering in excess of 750,000 Shares.

(iii)Limits on Stock Grants. No Selected Employee shall receive Stock Grants during any Fiscal Year covering in excess of 750,000 Shares.

(iv)Limits on Stock Units. No Selected Employee shall receive Stock Units during any Fiscal Year covering in excess of 750,000 Shares.

(v)Limit on Total Amount of All Awards. No Selected Employee shall receive Awards during any Fiscal Year in excess of the aggregate amount of 750,000 Shares, whether such Awards are in the form of Options, SARs, Stock Grants and/or Stock Units.

(vi)Increased Limits for First Year of Employment. The limits expressed in the foregoing subparts (i) through (v) shall in each case be increased to 1,500,000 Shares with respect to Awards granted to a Selected Employee during the Fiscal Year of the Selected Employee's commencement of employment with the Company.

Exhibit 10.1

(vii)Limit on Awards Settleable in Cash. During any Fiscal Year, no Selected Employee shall receive Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m) having an initial value greater than $3,000,000.

(viii)Limit on Awards of Performance Cash. During any 12 month Performance Period, no Selected Employee shall receive Performance Cash intended to qualify as performance-based compensation under Code Section 162(m) having a value greater than $3,000,000. If the Performance Period is less than or exceeds 12 months, the dollar limit expressed in the preceding sentence shall be reduced or increased proportionately, as the case may be, calculated as the product of: (A) $3,000,000, multiplied by (B) a fraction, the numerator of which is the number of days in the Performance Period and the denominator of which is 365. For example, if the Performance Period is three (3) years, the limit shall be calculated by multiplying: (A) $3,000,000, by (B) a fraction, the numerator of which is 1095 and the denominator of which is 365.

(f)Non-Employee Director Share Limits. Notwithstanding any other provision of the Plan to the contrary, no Non-Employee Director shall receive Awards during any Fiscal Year in excess of the aggregate amount of 50,000 Shares, whether such Awards are in the form of Options, SARs, Stock Grants and/or Stock Units.

SECTION 6.TERMS AND CONDITIONS OF OPTIONS.

(a)Stock Option Agreement. Each Grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement (including without limitation any performance conditions). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO; if not specified then the Option shall be an NSO.

(b)Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall be subject to adjustment of such number in accordance with Section 12.

(c)Exercise Price. An Option's Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO Grants to 10-Percent Shareholders) on the date of Grant.

(d)Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Grant (and may be for a shorter period of time than ten years). A Stock Option Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events. Notwithstanding the forgoing, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the

Exhibit 10.1

applicable Stock Option Agreement. A Stock Option Agreement may permit an Optionee to exercise an Option before it is vested (an “early exercise”), subject to the Company's right of repurchase at the original Exercise Price of any Shares acquired under the unvested portion of the Option which right of repurchase shall lapse at the same rate the Option would have vested had there been no early exercise. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.

(e)Modifications or Assumption of Options. Within the limitations of the Plan and subject to Section 6(g) below, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. No modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

(f)Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(g)No Re-Pricing. Without the approval of the Company’s stockholders, the Committee shall not Re-Price any Options previously granted under the Plan.

SECTION 7.PAYMENT FOR OPTION SHARES.

(a)General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows and if so provided for in an applicable Stock Option Agreement:

(i)In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.

(ii)In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.

(b)Surrender of Stock. To the extent that this Section 7(b) is made applicable to an Option in a Stock Option Agreement, payment for all or any part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

Exhibit 10.1

(c)Cashless Exercise. To the extent that this Section 7(c) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.

(d)Net Exercise. To the extent that this Section 7(d) is made applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through a “net exercise” arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee's exercise of the Option will be reduced by the Company's retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a net exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii).

(e)Other Forms of Payment. To the extent that this Section 7(e) is made applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.

SECTION 8.TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

(a)SAR Agreement. Each Grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Participant's other compensation.

(b)Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 12.

(c)Exercise Price. Each SAR Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Grant.

(d)Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Grant. A SAR Agreement may provide for accelerated exercisability in the event of the Participant's death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant's Service. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change In Control.

Exhibit 10.1

(e)Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after Participant's death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.

(f)Modification or Assumption of SARs. Within the limitations of the Plan and subject to Section 8(h) below, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. No modification of a SAR shall, without the consent of the Participant, alter or impair his or her rights or obligations under such SAR.

(g)Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(h)No Re-Pricing. Without the approval of the Company’s stockholders, the Committee shall not Re-Price any SARs previously granted under the Plan.

SECTION 9.TERMS AND CONDITIONS FOR STOCK GRANTS.

(a)Time, Amount and Form of Awards. Awards under this Section 9 may be granted in the form of a Stock Grant.

(b)Stock Grant Agreement. Each Stock Grant awarded under the Plan shall be evidenced by a Stock Grant Agreement between the Participant and the Company. Each Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan that the Committee deems appropriate for inclusion in the applicable Stock Grant Agreement (including without limitation any performance conditions). The provisions of the Stock Grant Agreements entered into under the Plan need not be identical.

(c)Payment for Stock Grants. Stock Grants may be issued with or without cash consideration under the Plan.

(d)Vesting Conditions. Each Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the

Exhibit 10.1

Stock Grant Agreement. A Stock Grant Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events.

(e)Assignment or Transfer of Stock Grants. Except as provided in Section 15, or in a Stock Grant Agreement, or as required by applicable law, a Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(e) shall be void. However, this Section 9(e) shall not preclude a Participant from designating a beneficiary who will receive any vested outstanding Stock Grant Awards in the event of the Participant's death, nor shall it preclude a transfer of vested Stock Grant Awards by will or by the laws of descent and distribution.

(f)Voting and Dividend Rights. The holder of a Stock Grant (irrespective of whether the Shares subject to the Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Grant Agreement, however, may require that the holder of such Stock Grant invest any cash dividends received in additional Shares subject to the Stock Grant. Such additional Shares subject to the Stock Grant shall be subject to the same conditions and restrictions as the Stock Grant with respect to which the dividends were paid. Such additional Shares subject to the Stock Grant shall not reduce the number of Shares available for issuance under Section 5.

(g)Modification or Assumption of Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Grants or may accept the cancellation of outstanding Stock Grants (including stock granted by another issuer) in return for the grant of new Stock Grants for the same or a different number of Shares. No modification of a Stock Grant shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Grant.

SECTION 10.TERMS AND CONDITIONS OF STOCK UNITS.

(a)Stock Unit Agreement. Each Grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any performance conditions). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the Participant's other compensation.

(b)Number of Shares. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 12.

(c)Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(d)Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant's death, or Disability or other events.

Exhibit 10.1

(e)Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach, which means, among other things, that if the Committee grants dividend equivalents with respect to any Award that vests or is earned based upon the satisfaction of any one or more performance conditions, no dividend equivalents will be paid unless and until such Award vests or is earned by satisfaction of the applicable performance conditions.

(f)Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(g)Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

(h)Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, alter or impair his or her rights or obligations under such Stock Unit.

(i)Assignment or Transfer of Stock Units. Except as provided in Section 15, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(i) shall be void. However, this Section 10(i) shall not preclude a Participant from designating a beneficiary who will receive any outstanding vested Stock Units in the event of the Participant's death, nor shall it preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.

Exhibit 10.1

SECTION 11.TERMS AND CONDITIONS OF PERFORMANCE CASH.

(a)Performance Cash Agreement. Each Grant of Performance Cash under the Plan shall be evidenced by a Performance Cash Agreement between the Participant and the Company. Performance Cash shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Performance Cash Agreement shall set forth the Performance Goals and/or other conditions applicable to the Award (including, without limitation, continued Service through a specified date), the amount of cash payable pursuant to the Award and the time of payment for each Award. The provisions of the various Performance Cash Agreements entered into under the Plan need not be identical.

(b)Performance Conditions. An Award of Performance Cash grants the Participant the right to receive an amount of cash payable upon the satisfaction of any one or more Performance Goals and/or other conditions (including, without limitation, continued Service through a specified date) as determined by the Committee and set forth in the Performance Cash Agreement. For the avoidance of doubt, the performance conditions applicable to an Award of Performance Cash intended to qualify as performance-based compensation under Code Section 162(m) are limited to the Performance Goals listed in Section 2(ii).

SECTION 12.ADJUSTMENTS.

(a)Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(i)the maximum aggregate number of Shares specified in Section 5(a);

(ii)clause (ii) of the Annual Increase specified in Section 5(b);

(iii)the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 5;

(iv)the limits on Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m) under Section 5(e);

(v)the limits on Awards issued under the Plan to Non-Employee Directors under Section 5(f);

(vi)the number and kind of securities covered by each outstanding Award;

(vii)the Exercise Price under each outstanding SAR and Option; and

(viii)the number and kind of outstanding securities issued under the Plan.

Exhibit 10.1

(b)Participant Rights. Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 12, a Participant's Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.
(c)Fractional Shares. Any adjustment of Shares pursuant to this Section 12 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

SECTION 13.EFFECT OF A CHANGE IN CONTROL.

(a)Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b)Acceleration. Except as otherwise provided in the applicable Stock Option Agreement, SAR Agreement, Stock Unit Agreement or Stock Award Agreement, in the event that a Change In Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Awards pursuant to Section 13(a), no acceleration of vesting shall occur. In the event that a Change In Control occurs with respect to the Company and there is no assumption or continuation of Awards pursuant to Section 13(a), all Awards shall vest and become exercisable as of immediately before such Change In Control. The consequences of a merger or other reorganization, or a Change In Control, on an Award of Performance Cash shall be governed by the applicable Performance Cash Agreement.

SECTION 14.LIMITATIONS ON RIGHTS.

(a)Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws and a written employment agreement (if any).

(b)Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such Shares are issued, except as expressly provided in Section 12.

Exhibit 10.1

(c)Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(d)Dissolution. To the extent not previously exercised or settled, Options, SARs, Stock Units and unvested Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

(e)Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

SECTION 15.TAXES.

(a)General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)Share Withholding. The Committee in its discretion may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day. Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law) related to an Award through a sale of Shares underlying the Award or, in the case of Options, through a net exercise or Cashless Exercise.

SECTION 16.DURATION AND AMENDMENTS.

(a)Term of the Plan. The Plan was originally effective on March 16, 2009, was first amended and restated effective March 31, 2009, and was again amended and restated effective May 13, 2013. The Plan as set forth in this amendment and restatement is effective on the Effective Date and shall terminate on the tenth anniversary of the Effective Date unless terminated on an earlier date pursuant to this Section 16. The amendment and restatement of the Plan as set forth

Exhibit 10.1

herein will not in any way affect outstanding awards that were issued under the Prior Equity Plan or outstanding Awards that were issued under this Plan prior to the Effective Date.

(b)Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant's written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included. In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

SECTION 17.EXECUTION.

To record the adoption of this amendment and restatement of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.
BRIDGEPOINT EDUCATION, INC.
By:_______________________________
Its:_______________________________